EXHIBIT 23.1

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements of Molson Coors Brewing Company:

1.	Registration Statement (Form S-8 No. 333-124140)

2.	Registration Statement (Form S-8 No. 333-122628)

3.	Registration Statement (Form S-8 No. 333-110855)

4.	Registration Statement (Form S-8 No. 333-110854)

5.	Registration Statement (Form S-8 No. 33-40730)

6.	Registration Statement (Form S-8 No. 333-103573)

7.	Registration Statement (Form S-8 No. 333-59516)

8.	Registration Statement (Form S-8 No. 333-38378)

9.	Registration Statement (Form S-8 No. 333-166521)

10.	Registration Statement (Form S-3 No. 333-120776)

11.	Registration Statement (Form S-3 No. 333-49952)

12.	Registration Statement (Form S-3 No. 333-48194)

13.	Registration Statement (Form S-3ASR No. 333-143634)

14.	Registration Statement (Form S-3ASR No. 333-180955)

of our report dated June 14, 2012, with respect to the consolidated financial statements of Starbev Holdings S.à r.l. for the year ended December 31, 2011 included in this Form 8-K/A.

/s/ Ernst & Young Audit, s.r.o.
Prague, Czech Republic
August 7, 2012